Exhibit 99.(g)(6)

April 17, 2007

State Street Bank and Trust Company

2 Avenue de Lafayette, LCC/4N

Boston, MA 02111

Attention:  Michael F. Walsh

Re:  Credit Suisse Institutional Fund, Inc. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a series of shares to be known as the Asia Bond Portfolio.  In accordance with Section 21, the Additional Funds provision, of that certain Custodian Contract dated as of October 20, 2000, by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Contract”), the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the Contract.

As required by said Section 21, the undersigned Fund hereby requests your execution of the attached Exhibit I, duly executed by the Fund and revised to reflect the addition of the aforementioned series.  Pursuant to Section 21, upon execution of the attached Exhibit I, such additional series shall become Portfolio under the Contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter and the attached Exhibit I, returning one complete set to the Fund and retaining one for your records.

Sincerely,

CREDIT SUISSE INSTITUTIONAL FUND, INC.
on behalf of:
Asia Bond Portfolio

By:	/s/J. Kevin Gao
Name: J. Kevin Gao
Title: Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Joseph L. Hooley
Name Joseph L. Hooley
Title: Executive Vice President
Attachment:

Exhibit I

October 31 Fiscal Year End Funds (“October 31 Funds”)
Credit Suisse Capital Funds
Credit Suisse Absolute Return Fund
Credit Suisse Large Cap Value Fund
Credit Suisse Small Cap Core Fund
Credit Suisse Commodity Return Strategy Fund
Credit Suisse Emerging Markets Fund
Credit Suisse Global Fixed Income Fund
Credit Suisse Global Small Cap Fund
Credit Suisse Institutional Fund
Asia Bond Portfolio
International Focus Portfolio
Credit Suisse International Focus Fund
Credit Suisse Japan Equity Fund
Credit Suisse Large Cap Growth Fund
Credit Suisse Mid-Cap Core Fund
Credit Suisse Opportunity Funds
Credit Suisse High Income Fund

December 31 Fiscal Year End Funds (“December 31 Funds”)
Credit Suisse Cash Reserve Fund
Credit Suisse Global High Yield Fund
Credit Suisse Institutional Money Market Fund
Government Portfolio
Prime Portfolio
Credit Suisse Large Cap Blend Fund
Credit Suisse Short Duration Bond Fund
Credit Suisse Trust
Blue Chip Portfolio
Commodity Return Strategy Portfolio
Emerging Markets Portfolio
Global Small Cap Portfolio
International Focus Portfolio
Large Cap Value Portfolio
Mid-Cap Core Portfolio
Small Cap Core I Portfolio

Each of the Investment Companies Listed Above and any Portfolios Thereof

By:	/s/ J. Kevin Gao
Name: J. Kevin Gao
Title: Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President